Exhibit 99.1

Imperial reports voting results for election of directors

Calgary, AB – April 26, 2019 – Imperial announced at its annual meeting of shareholders held on April 26, 2019, that each of the seven nominees proposed as directors of the company and listed in its management proxy circular dated March 14, 2019 were elected as directors. A total of 698,062,619 shares (89.96 percent of outstanding common shares) were represented in person or by proxy. The percentage of shares represented at the meeting that were voted to elect the individual directors are set out below:

Nominee:	For:	Withheld:

D.C. (David) Brownell	97.09%	2.91%

D.W. (David) Cornhill	99.05%	0.95%

K.T. (Krystyna) Hoeg	99.08%	0.92%

M.C. (Miranda) Hubbs	99.45%	0.55%

R.M. (Richard) Kruger	96.89%	3.11%

J.M. (Jack) Mintz	98.90%	1.10%

D.S. (David) Sutherland	99.09%	0.91%

For further information:

Investor relations	Media relations

(587) 476-4743	(587) 476-7010

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.